Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Schedules First Quarter 2015 Financial and Operating Results

Release and Conference Call and Updates Commodity Price and Derivative Information

DENVER – April 21, 2015 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) plans to release its first quarter 2015 financial and operating results before the market opens on Friday, May 8, 2015 and to host a conference call later that morning. The Company also provides the following update on certain first quarter of 2015 commodity price data:

Commodity Price and Derivative Update

For the first quarter of 2015, West Texas Intermediate (“WTI”) oil prices averaged $48.63 per barrel, Northwest Pipeline (“NWPL”) natural gas prices averaged $2.79 per MMBtu and NYMEX natural gas prices averaged $2.99 per MMBtu. The Company had derivative commodity swaps in place for the first quarter of 2015 for 11,190 barrels of oil per day tied to WTI pricing at $92.33 per barrel, 18,967 MMBtu of natural gas per day tied to NWPL regional pricing at $4.15 per MMBtu and no hedges in place for natural gas liquids (“NGLs”). Based on preliminary results, the Company expects to realize a cash commodity derivative gain of approximately $46.4 million in the first quarter due to positive derivative positions and estimates that it will record approximately $12.0 million in non-cash, unrealized commodity derivative loss. The Company expects its first quarter commodity price differentials to benchmark pricing before commodity derivative gains, related to delivery location and quality adjustments, to approximate: oil less $11.51 price per barrel versus WTI; and natural gas plus $0.21 price per thousand cubic feet versus NWPL. NGL sales are expected to average 18% of WTI price per barrel.

The Company has not changed its forward derivative positions since year-end 2014.

Conference Call Information - First Quarter of 2015 Financial and Operating Results

The Company will host a conference call to discuss results at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) on Friday, May 8, 2015:

Date/Time:	Friday, May 8, 2015 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time)

Webcast:	Live and archived webcast available on the Company’s website at www.billbarrettcorp.com

Alternatively, you may join by telephone:

Call-in Number:	(855) 760-8152 US/Canada
(631) 485-4979 International

Passcode:	24970194

A telephonic replay will be available approximately two hours after the call on Friday, May 8, 2015 through Friday, May 15, 2015. You may access this replay at:

Replay Number:	(855) 859-2056 US/Canada
(404) 537-3406 International

Passcode:	24970194

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to events, risks and uncertainties that may be outside the Company’s control. Actual results could differ materially from those discussed in the forward-looking statements. In particular, the Company is providing preliminary estimates of certain first quarter 2015 results.

These and other forward-looking statements in this release are based on management’s judgment as of this date and are subject to numerous risks and uncertainties. Actual results may vary significantly from those indicated in the forward-looking statements due to, among other things: oil, NGL and natural gas price volatility, including regional price differentials; changes in operational and capital plans; costs, availability and timing of build-out of third party facilities for gathering, processing, refining and transportation; delays or other impediments to drilling and completing wells arising from political or judicial developments at the local, state or federal level, including voter initiatives related to hydraulic fracturing; development drilling and testing results; the potential for production decline rates to be greater than expected; regulatory delays, including seasonal or other wildlife restrictions on federal lands; exploration risks such as drilling unsuccessful wells; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; debt and equity market conditions, including the availability and costs of financing to fund the Company’s operations; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; declines in the values of our oil and gas properties resulting in impairments; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the Company’s risk management activities; title to properties; litigation; and environmental liabilities; and other factors discussed in the Company’s reports filed with the SEC.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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